CENTEX 2005-A

	Stress Run #1				Stress Run #2				Stress Run #3
Loss Curve	See Assumption Below				See Assumption Below				See Assumption Below
Loss Severity	40%				40%				40%
Lag	12				12				12
Triggers	Fail				Fail				Fail
Optional Redemption	To Maturity				To Maturity				To Maturity
LIBOR					FWD LIBOR				FWD LIBOR + 200
Prepayment Speed	50 PPC	100 PPC	150 PPC	200 PPC	50 PPC	100 PPC	150 PPC	200 PPC	50 PPC	100 PPC	150 PPC	200 PPC

Class B - Breakeven Loss Curve
Losses (1st $ Loss)	Specified Default Curve				Specified Default Curve				Specified Default Curve
Multiple	4.643 x	2.909 x	2.572 x	2.794 x	4.461 x	2.725 x	2.307 x	2.552 x	4.185 x	2.472 x	1.698 x	1.58 x
WAL	15.47	11.89	7.69	5.27	16.43	13.43	8.20	5.36	17.42	14.29	9.02	6.06
Cum Loss	13.93%	8.73%	6.14%	4.75%	13.38%	8.18%	5.67%	4.50%	12.56%	7.42%	4.52%	3.23%
Cum Default	34.42%	21.56%	15.16%	11.74%	33.12%	20.23%	14.03%	11.11%	31.09%	18.37%	11.19%	7.98%

	Stress Run #4				Stress Run #5				Stress Run #6
Loss Curve	See Assumption Below				See Assumption Below				See Assumption Below
Loss Severity	40%				40%				40%
Lag	12				12				12
Triggers	Fail				Fail				Fail
Optional Redemption	To Maturity				To Maturity				To Maturity
LIBOR	FWD LIBOR + 400				Custom LIBOR Vector				FWD LIBOR
Prepayment Speed	50 PPC	100 PPC	150 PPC	200 PPC	50 PPC	100 PPC	150 PPC	200 PPC	50 Fixed PPC / 100 Arm PPC

Class B - Breakeven Loss Curve
Losses (1st $ Loss)	Specified Default Curve				Specified Default Curve				Specified Default Curve
Multiple	3.029 x	1.558 x	0.897 x	0.864 x	4.257 x	2.587 x	2.02 x	2.289 x	2.964x
WAL	20.68	15.49	9.92	6.89	16.48	13.75	8.61	5.48	21.19
Cum Loss	9.09%	4.67%	2.69%	2.00%	12.77%	7.76%	5.14%	4.20%	8.89%
Cum Default	22.51%	11.58%	6.66%	4.95%	31.62%	19.21%	12.72%	10.37%	22.00%

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